Exhibit 99.1

FOR IMMEDIATE RELEASE

LA QUINTA HOLDINGS INC. REPORTS RESULTS FOR SECOND QUARTER 2015

•	Generated Pro Forma Adjusted Earnings per Share of $0.19

•	Achieved Pro Forma Total Adjusted EBITDA growth of 5.5 percent to $111.8 million

•	Repaid $74 million of long-term debt, including a $70 million voluntary prepayment

•	$200 million share repurchase program announced

IRVING, Texas (July 29, 2015) – La Quinta Holdings Inc. (“La Quinta” or the “Company”) (NYSE: LQ) today reported its second quarter results on a historical basis, as well as the results of operations on a pro forma basis, giving effect to La Quinta’s initial public offering (IPO) in 2014 and the related transactions as described below.

Second Quarter 2015 Highlights compared to Second Quarter 2014:

•	Pro Forma Total Adjusted EBITDA increased 5.5 percent to $111.8 million, and Pro forma Adjusted EBITDA margin increased 30 basis points

•	Pro Forma Adjusted Net Income increased 17.8 percent to $24.2 million; historical net loss was $(4.7) million

•	Pro Forma Adjusted Earnings per Share increased by $0.03 to $0.19; historical loss per share was $(0.04)

•	System-wide comparable RevPAR increased 4.0 percent, ADR increased 3.0 percent and occupancy increased 67 basis points

•	Pro Forma Franchise and Management Segment Adjusted EBITDA increased 6.4 percent to $30.1 million

•	Opened 15 franchised hotels totaling over 1,300 rooms and increased franchise pipeline to 219 hotels, which includes approximately 18,600 additional rooms, including the addition of two locations in Manhattan

•	Pro Forma Owned Hotels Segment Adjusted EBITDA increased 7.9 percent to $90.6 million

•	Board of Directors approved moving forward with a $200 million share repurchase program once net debt to Pro Forma Adjusted EBITDA ratio falls below 4.0

•	Voluntarily prepaid additional $70 million of long-term debt

Overview

Wayne B. Goldberg, President & Chief Executive Officer of La Quinta, said, “During the second quarter, we continued to execute on our key strategies designed to deliver enhanced long-term value to all of our stakeholders. We expanded our geographic footprint and loyal customer base with the opening of 15 franchise properties, bringing our system to 878 hotels with over 87,000 rooms. We signed 29 new franchise agreements, resulting in the highest number of first half signings since before the economic downturn in 2008, and we grew our pipeline to 219 hotels in the second quarter. We expanded our presence in urban and central business district locations with new franchise agreements in key locations in Manhattan, one in Times Square and one on the Upper West Side.”

Mr. Goldberg continued, “We again improved our key metrics, growing RevPAR, franchise units, Adjusted EBITDA, and Adjusted EBITDA margin. We expanded our Adjusted EBITDA margin despite impacts to RevPAR from historically high levels of rainfall and flooding in Texas, a greater than expected disruption from the transition of our reservation call center, and the unexpected closure of one of our largest owned hotels for structural repairs. In addition, we entered into discussions for the sale of 24 of our owned hotels. These transactions, if successful, would have an accretive EBITDA multiple, despite the fact that most of the properties will be removed from our system. Finally, we are approaching our target leverage as we made an additional $70 million voluntary principal prepayment on our long-term debt. The economic backdrop continues to be favorable, fundamentals in our industry segments remain strong, our business is healthy, and we remain focused on our strategic objectives, all of which are designed to increase shareholder value.”

The results of operations for the Company, on a pro forma basis and on a historical basis, for the three months ended June 30, 2015 include the following highlights(1) ($ in thousands, except per share amounts):

	Pro Forma (1) Three Months Ended June 30,			Historical Three Months Ended June 30,
	2015	2014	% chg	2015	2014	% chg
Total Revenue	$273,888	$261,807	4.6%	$273,888	$260,289	5.2%
Franchise and Management Segment Adj. EBITDA	30,144	28,333	6.4%	30,144	26,658	13.1%
Owned Hotels Segment Adj. EBITDA	90,636	84,036	7.9%	90,636	85,815	5.6%
Total Adj. EBITDA	111,836	106,036	5.5%	111,836	105,511	6.0%
Total Adj. EBITDA Margin	40.8%	40.5%		40.8%	40.5%
Operating Income Margin	5.7%	20.0%		5.5%	9.8%

	Three Months Ended June 30, 2015		Three Months Ended June 30, 2014		% Change
	Net Income (loss)	Basic and Diluted EPS	Net Income (loss)	Basic and Diluted EPS	Net Income		Basic and Diluted EPS
Pro Forma Adjusted Net Income Attributable to La Quinta Holdings’ stockholders (1)	$24,217	$0.19	$20,555	$0.16	17.8%		18.8%
Historical Net Loss attributable to La Quinta Holdings’ stockholders	$(4,663)	$(0.04)	$(338,578)	$(2.67)	NM	(2)	NM	(2)

(1)	Please see the schedules to this press release for a reconciliation of the pro forma financial information and adjusted results of operations. Pro forma information excludes adjustments that are not expected to have a continuing effect on the Company, and adjusted information is adjusted for certain special items, in each case as discussed in the schedules attached to this press release. Pro Forma segment Adjusted EBITDA reflects intercompany fees charged to our owned hotels under new agreements entered into at the time of the IPO.
(2)	Change in terms of percentage is not meaningful.

Comparable hotel statistics	Three months ended June 30, 2015	Variance three months ended June 30, 2015 vs. 2014	Six months ended June 30, 2015	Variance six months ended June 30, 2015 vs. 2014
Owned Hotels
Occupancy	70.7%	84 bps	67.7%	161 bps
ADR	$82.00	3.0%	$82.65	3.8%
RevPAR	$57.98	4.2%	$55.97	6.3%
Franchised Hotels
Occupancy	72.1%	46 bps	68.0%	143 bps
ADR	$93.17	3.0%	$90.59	3.3%
RevPAR	$67.14	3.7%	$61.61	5.5%
System-wide
Occupancy	71.3%	67 bps	67.8%	152 bps
ADR	$87.10	3.0%	$86.25	3.6%
RevPAR	$62.11	4.0%	$58.52	5.9%

Development

The Company opened 15 franchised hotels with over 1,300 rooms in the second quarter and achieved net franchise unit growth of nine hotels with over 750 rooms. Year to date through June 30, 2015, the Company opened 20 franchised hotels with approximately 1,750 rooms. As of June 30, 2015, the Company had a pipeline of 219 franchised hotels totaling approximately 18,600 rooms, to be located in the United States, Mexico, Canada, Colombia, Nicaragua, Guatemala and Chile. The Company believes this pipeline represents a significant embedded growth opportunity.

The Company’s system-wide portfolio, as of June 30, 2015, consisted of 878 hotels representing approximately 87,200 rooms located predominantly across 47 U.S. states, as well as in Canada, Mexico and Honduras. This portfolio includes 352 owned and operated hotels and 526 franchised hotels.

	June 30, 2015		June 30, 2014
	# of hotels	# of rooms	# of hotels	# of rooms
Owned	351	44,600	352	44,800
Joint Venture	1	200	1	200
Franchised	526	42,400	495	40,000

Totals	878	87,200	848	85,000

Owned Hotel Portfolio

The Company entered into discussions for the sale of 24 of its owned hotels. There is no guarantee that these sales will occur, but the Company believes that a sale of these assets would have many benefits, including an aggregate sales price with an accretive EBITDA multiple, the opening of several markets to new franchise development as the vast majority of these hotels will be removed from the La Quinta system, improvement of key operating metrics, and acceleration of the Company’s debt reduction. Due to the potential reduced holding period of these assets, the Company recorded an impairment charge of approximately $42 million in the quarter.

As previously announced, during the second quarter of 2015, the Company sold one of its owned hotels for $3.0 million and recorded a loss on sale of $4.0 million related to this transaction. The purchaser subsequently signed franchise agreements to temporarily operate the existing hotel as a franchised La Quinta, while developing a brand-new Del Sol prototype hotel on the site.

Balance Sheet and Liquidity

During the quarter, the Company made a voluntary prepayment of $70 million on its senior secured term loan facility, bringing total year to date voluntary prepayments to $135 million. As of June 30, 2015, the Company had approximately $1.7 billion of outstanding indebtedness with a weighted average interest rate of approximately 4.5%, including the impact of an interest rate swap. As a result of the Company’s net debt, defined as total debt less cash, to Pro Forma Adjusted EBITDA ratio dropping below 4.5, the Company will begin to realize a 25 basis point reduction in the interest rate for its long-term debt in the third quarter. Total cash and cash equivalents was $56.5 million as of June 30, 2015.

Outlook

Earlier this year, the Company provided initial 2015 financial guidance and indicated that it expected to achieve Pro Forma Adjusted EBITDA within a range of $398 million to $410 million. This guidance range was based on system-wide comparable RevPAR growth of 5.5 to 7.0 percent. Based on very strong performance in the first quarter, the Company revised its guidance at that time and indicated that it expected to achieve Pro Forma Adjusted EBITDA within a range of $402 million to $410 million based on an assumed system-wide comparable RevPAR growth of 6.0 to 7.0 percent. The Company experienced several unusual items during the second quarter, some of which will have continuing impacts in the second half of the year, which significantly impact RevPAR and Pro Forma Adjusted EBITDA. These items were inclement weather in Texas, the transition of the Company’s reservation call center, and the closure of one of the Company’s largest owned hotels for structural repairs. The Company believes that the effect of these disruptions will be very challenging to make up in the second half of the year. As a result, the Company is updating its guidance as set forth below.

	Updated Guidance	Prior Guidance
RevPAR growth on a system-wide comparable hotel basis	4.5 percent to 5.5 percent	6.0 percent to 7.0 percent

Pro Forma Adjusted EBITDA	$398 million to $404 million	$402 million to $410 million

Interest expense	Approximately $87 million	Approximately $87 million

Franchise hotel openings	50 to 55	50 to 55

Weighted average shares of common stock outstanding	Approximately 131.7 million	Approximately 131.7 million

Webcast and Conference Call

La Quinta Holdings Inc. will host a conference call to discuss second quarter 2015 results on Wednesday, July 29, 2015 at 5:00 p.m. Eastern Daylight Time. Participants may listen to the live webcast by dialing (877) 407-3982, or (201) 493-6780 for international participants, or by logging onto the La Quinta Investor Relations website at www.lq.com/investorrelations. Participants are encouraged to dial into the call or link to the webcast at least fifteen minutes prior to the scheduled start time.

A replay of the call will be available from approximately 8 p.m. Eastern Time on July 29, 2015 through midnight Eastern Time on August 12, 2015. To access the replay, the domestic dial-in number is (877) 870-5176, the international dial-in number is (858) 384-5517, and the passcode is 13582658. The archive of the webcast will be available on the Company’s website for a limited time.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources and other non-historical statements, including the statements in the “Outlook” section of this press release. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Non-GAAP Financial Measures

We refer to certain non-GAAP financial measures in this press release including Adjusted EBITDA, Adjusted EBITDA margins, Segment Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings Per Share on both a pro forma and historical basis. Please see the schedules to this press release for additional information and reconciliations of such non-GAAP financial measures.

About La Quinta Holdings Inc.

La Quinta Holdings Inc. (LQ) is a leading owner, operator and franchisor of select-service hotels primarily serving the upper-midscale and midscale segments. The Company’s owned and franchised portfolio consists of more than 875 properties representing over 87,000 rooms located in 47 US states, Canada, Mexico and Honduras. These properties operate under the La Quinta Inn & Suites™, La Quinta Inn™ and LQ HotelTM brands. La Quinta’s team is committed to providing guests with a refreshing and engaging experience. For more information, please visit: www.LQ.com.

From time to time, La Quinta may use its website as a distribution channel of material company information. Financial and other important information regarding the Company is routinely accessible through and posted on our website at www.lq.com/investorrelations. In addition, you may automatically receive email alerts and other information about La Quinta when you enroll your email address by visiting the Email Notification section at www.lq.com/investorrelations.

Contacts:

Investor Relations

214-492-6896

investor.relations@laquinta.com

Media:

Phil Denning & Jason Chudoba

203-682-8200

Phil.Denning@icrinc.com

Jason.Chudoba@icrinc.com

LA QUINTA HOLDINGS INC.

EARNINGS RELEASE SCHEDULES

LA QUINTA HOLDINGS INC.

HISTORICAL STATEMENTS OF OPERATIONS

(unaudited, in thousands)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Revenues:
Room revenues	$236,420	$225,524	$454,135	$414,523
Franchise and other fee-based revenues	26,297	24,130	47,054	42,991
Other hotel revenues	4,937	4,967	9,513	9,731

	267,654	254,621	510,702	467,245

Brand marketing fund revenues from franchise and managed properties	6,234	5,668	11,292	10,353

Total revenues	273,888	260,289	521,994	477,598
Operating expenses:
Direct lodging expenses	100,002	96,025	197,507	184,354
Depreciation and amortization	44,275	43,251	87,930	84,862
General and administrative expenses	27,654	51,610	60,913	68,612
Other lodging and operating expenses	14,950	16,042	31,957	30,535
Marketing, promotional and other advertising expenses	19,095	17,084	37,804	33,531
Impairment loss	42,498	5,157	42,498	5,157
Loss on sale	4,003	—	4,003	—

	252,477	229,169	462,612	407,051

Brand marketing fund expenses from franchise and managed properties	6,234	5,668	11,292	10,353

Total operating expenses	258,711	234,837	473,904	417,404

Operating income	15,177	25,452	48,090	60,194
Other income (expenses):
Interest expense, net	(22,191)	(35,805)	(44,962)	(72,765)
Loss on extinguishment of debt, net	—	(2,030)	—	(2,030)
Other income (loss)	67	(248)	579	(301)

Total other income (expenses)	(22,124)	(38,083)	(44,383)	(75,096)
Income (loss) from continuing operations before income taxes	(6,947)	(12,631)	3,707	(14,902)
Income tax provision	2,380	(4,950)	(1,960)	(5,698)
Recognition of net deferred tax liabilities upon C-corporation conversion	—	(321,054)	—	(321,054)

Net income (loss) from continuing operations, net of tax	(4,567)	(338,635)	1,747	(341,654)
Loss on discontinued operations, net of tax	—	—	—	(503)

Net income (loss)	(4,567)	(338,635)	1,747	(342,157)
(Income) loss from noncontrolling interests in continuing operations, net of tax	(96)	57	(268)	(3,764)
(Income) loss from noncontrolling interests in discontinued operations, net of tax	—	—	—	—

Net (income) loss attributable to noncontrolling interests	(96)	57	(268)	(3,764)
Amounts attributable to La Quinta Holdings’ stockholders
Income (loss) from continuing operations, net of tax	(4,663)	(338,578)	1,479	(345,418)
Loss from discontinued operations, net of tax	—	—	—	(503)

Net income (loss) attributable to La Quinta Holdings’ stockholders	$(4,663)	$(338,578)	$1,479	$(345,921)

RECONCILIATIONS

Prior to the consummation of the IPO on April 14, 2014, the Company’s business was conducted, and the Company’s hotel properties were owned, through multiple entities including (i) the “La Quinta Predecessor Entities” which were entities under common control or otherwise consolidated for financial reporting purposes, and their consolidated subsidiaries and (ii) entities that owned 14 hotels (the “Previously Managed Portfolio”) managed by the La Quinta Predecessor Entities. In connection with the IPO, among other transactions, (i) the La Quinta Predecessor Entities were contributed to the Company, (ii) the La Quinta Predecessor Entities purchased the Previously Managed Portfolio, and (iii) the Company effected certain refinancing transactions (together with the IPO, the “IPO Transactions”).

The unaudited pro forma financial data for the three and six months ended June 30, 2015 and 2014 are presented as if the IPO Transactions all had occurred on January 1, 2014. The unaudited pro forma combined financial information excludes adjustments that are not expected to have a continuing effect on the Company. Excluded adjustments include the gains and losses related to the debt financing transactions, and the impact of the issuance of vested and unvested restricted stock at the time of the IPO related to long term incentives, as well as the impact of discontinued operations. Accordingly, the unaudited pro forma financial data is not necessarily indicative of our financial position or results of operations had the transactions described above for which we are giving pro forma effect actually occurred on the dates indicated.

The tables below provide a reconciliation of the pro forma financial information, including segment information, for the Company to the Company’s historical information, a reconciliation of Adjusted EBITDA to Net Income, both on a pro forma and historical basis, and a reconciliation of Pro Forma Adjusted Net Income and Pro Forma Adjusted Earnings Per Share to Net Income and Earnings Per Share on a historical basis. We believe this financial information provides meaningful supplemental information because it reflects the combined business of the La Quinta Predecessor Entities and the Previously Managed Portfolio and the ongoing effects of the other IPO Transactions. We further believe the presentation of Pro Forma Adjusted Net Income and Pro Forma Adjusted Earnings Per Share provides meaningful information because it gives effect to the pro forma adjustments described above and excludes the impact of certain items that are not expected to have an ongoing effect on our operations. This represents how management views the business and reviews our operating performance. It is also used by management when publicly providing the business outlook. See the definitions of “EBITDA”, “Adjusted EBITDA”, “Pro Forma Adjusted Net Income” and “Pro Forma Adjusted Earnings Per Share” for a further explanation of the use of these measures.

PRO FORMA FINANCIAL INFORMATION AND NET INCOME RECONCILIATION

(unaudited, in thousands)

	Three months ended June 30, 2015			Three months ended June 30, 2014
	Historical	Adjustments	Pro Forma	Historical	Adjustments	Pro Forma
Revenues:
Room revenues	$236,420	$—	$236,420	$225,524	$1,634	$227,158
Franchise and other fee-based revenues	26,297	—	26,297	24,130	(91)	24,039
Other hotel revenues	4,937	—	4,937	4,967	15	4,982

	267,654	—	267,654	254,621	1,558	256,179

Brand marketing fund revenues from franchise and managed properties	6,234	—	6,234	5,668	(40)	5,628

Total revenues	273,888	—	273,888	260,289	1,518	261,807
Operating expenses:
Direct lodging expenses	100,002	—	100,002	96,025	726	96,751
Depreciation and amortization	44,275	—	44,275	43,251	(3)	43,248
General and administrative expenses	27,654	(506)	27,148	51,610	(26,256)	25,354
Other lodging and operating expenses	14,950	—	14,950	16,042	200	16,242
Marketing, promotional and other advertising expenses	19,095	—	19,095	17,084	—	17,084
Impairment loss	42,498	—	42,498	5,157	—	5,157
Loss on sale	4,003	—	4,003	—	—	—

	252,477	(506)	251,971	229,169	(25,333)	203,836

Brand marketing fund expenses from franchise and managed properties	6,234	—	6,234	5,668	(40)	5,628

Total operating expenses	258,711	(506)	258,205	234,837	(25,373)	209,464

Operating income	15,177	506	15,683	25,452	26,891	52,343
Other income (expenses):
Interest expense, net	(22,191)	—	(22,191)	(35,805)	13,018	(22,787)
Loss on extinguishment of debt, net	—	—	—	(2,030)	2,030	—
Other income (loss)	67	—	67	(248)	—	(248)

Total other income (expenses)	(22,124)	—	(22,124)	(38,083)	15,048	(23,035)
Income (loss) from continuing operations before income taxes	(6,947)	506	(6,441)	(12,631)	41,939	29,308
Income tax provision	2,380	196	2,576	(4,950)	(6,773)	(11,723)
Recognition of net deferred tax liabilities upon C-corporation conversion	—	—	—	(321,054)	321,054	—

Income (loss) from continuing operations, net of tax	(4,567)	702	(3,865)	(338,635)	356,220	17,585
Net income (loss) (1)	(4,567)	702	(3,865)	(338,635)	356,220	17,585
(Income) loss from noncontrolling interests in continuing operations, net of tax	(96)	—	(96)	57	(181)	(124)

Net (income) loss attributable to noncontrolling interests (1)	(96)	—	(96)	57	(181)	(124)

Amounts attributable to La Quinta Holdings’ stockholders
Income (loss) from continuing operations, net of tax	(4,663)	702	(3,961)	(338,578)	356,039	17,461

Net income (loss) attributable to La Quinta Holdings’ stockholders (1)	$(4,663)	$702	$(3,961)	$(338,578)	$356,039	$17,461

(1)	Excludes the impact of the Company’s discontinued operations on a historical and pro forma basis for the periods presented.

PRO FORMA FINANCIAL INFORMATION AND NET INCOME RECONCILIATION

(unaudited, in thousands)

	Six months ended June 30, 2015			Six months ended June 30, 2014
	Historical	Adjustments	Pro Forma	Historical	Adjustments	Pro Forma
Revenues:
Room revenues	$454,135	$—	$454,135	$414,523	$12,814	$427,337
Franchise and other fee-based revenues	47,054	—	47,054	42,991	(732)	42,259
Other hotel revenues	9,513	—	9,513	9,731	159	9,890

	510,702	—	510,702	467,245	12,241	479,486
Brand marketing fund revenues from franchise and managed properties	11,292	—	11,292	10,353	(321)	10,032

Total revenues	521,994	—	521,994	477,598	11,920	489,518
Operating expenses:
Direct lodging expenses	197,507	—	197,507	184,354	5,832	190,186
Depreciation and amortization	87,930	—	87,930	84,862	1,605	86,467
General and administrative expenses	60,913	(5,564)	55,349	68,612	(26,224)	42,388
Other lodging and operating expenses	31,957	—	31,957	30,535	944	31,479
Marketing, promotional and other advertising expenses	37,804	—	37,804	33,531	—	33,531
Impairment loss	42,498	—	42,498	5,157	—	5,157
Loss on sale	4,003	—	4,003	—	—	—

	462,612	(5,564)	457,048	407,051	(17,843)	389,208
Brand marketing fund expenses from franchise and managed properties	11,292	—	11,292	10,353	(321)	10,032

Total operating expenses	473,904	(5,564)	468,340	417,404	(18,164)	399,240

Operating income	48,090	5,564	53,654	60,194	30,084	90,278
Other income (expenses):
Interest expense, net	(44,962)	—	(44,962)	(72,765)	25,143	(47,622)
Loss on extinguishment of debt, net	—	—	—	(2,030)	2,030	—
Other income (loss)	579	—	579	(301)	—	(301)

Total other income (expenses)	(44,383)	—	(44,383)	(75,096)	27,173	(47,923)
Income (loss) from continuing operations before income taxes	3,707	5,564	9,271	(14,902)	57,257	42,355
Income tax provision	(1,960)	(1,748)	(3,708)	(5,698)	(11,244)	(16,942)
Recognition of net deferred tax liabilities upon C-corporation conversion	—	—	—	(321,054)	321,054	—

Income (loss) from continuing operations, net of tax	1,747	3,816	5,563	(341,654)	367,067	25,413
Net income (loss) (1)	1,747	3,816	5,563	(341,654)	367,067	25,413
(Income) loss from noncontrolling interests in continuing operations, net of tax	(268)	—	(268)	(3,764)	3,489	(275)

Net (income) loss attributable to noncontrolling interests (1)	(268)	—	(268)	(3,764)	3,489	(275)

Amounts attributable to La Quinta Holdings’ stockholders
Income (loss) from continuing operations, net of tax	1,479	3,816	5,295	(345,418)	370,556	25,138

Net income (loss) attributable to La Quinta Holdings’ stockholders (1)	$1,479	$3,816	$5,295	$(345,418)	$370,556	$25,138

(1)	Excludes the impact of the Company’s discontinued operations on a historical and pro forma basis for the periods presented.

PRO FORMA AND HISTORICAL ADJUSTED EBITDA NON-GAAP RECONCILIATION

(unaudited, in thousands)

	Pro forma		Historical
	Three months	Three months	Three months	Three months
	ended	ended	ended	ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Operating income	$15,683	$52,343	$15,177	$25,452
Interest expense, net	(22,191)	(22,787)	(22,191)	(35,805)
Other income (loss)	67	(248)	67	(248)
Loss on extinguishment of debt, net	—	—	—	(2,030)
Income tax expense	2,576	(11,723)	2,380	(4,950)
Recognition of net deferred tax liabilities upon C-corporation conversion	—	—	—	(321,054)
(Income) loss from noncontrolling interest	(96)	(124)	(96)	57

Net income (loss) Attributable to La Quinta Holdings’ stockholders	(3,961)	17,461	(4,663)	(338,578)

Interest expense	22,251	22,800	22,251	35,818
Income tax provision	(2,576)	11,723	(2,380)	4,950
Recognition of net deferred tax liabilities upon C-corporation conversion	—	—	—	321,054
Depreciation and amortization	44,489	43,530	44,489	43,532
Non-controlling interest	96	124	96	(57)

EBITDA	60,299	95,638	59,793	66,719

Fixed asset impairment loss	42,498	5,157	42,498	5,157
Loss on sale	4,003	—	4,003	—
Loss on retirement of assets	—	—	—	—
Gain related to casualty disasters	(134)	(848)	(134)	(845)
Loss on extinguishment of debt, net	—	—	—	2,030
Equity based compensation	3,669	4,829	4,175	31,103
Other losses, net	1,501	1,260	1,501	1,347

Adjusted EBITDA	$111,836	$106,036	$111,836	$105,511

PRO FORMA AND HISTORICAL ADJUSTED EBITDA NON-GAAP RECONCILIATION

(unaudited, in thousands)

	Pro forma		Historical
	Six months ended June 30, 2015	Six months ended June 30, 2014	Six months ended June 30, 2015	Six months ended June 30, 2014
Operating income	$53,654	$90,278	$48,090	$60,194
Interest expense, net	(44,962)	(47,622)	(44,962)	(72,765)
Other income (loss)	579	(301)	579	(301)
Loss on extinguishment of debt, net	—	—	—	(2,030)
Income tax provision	(3,708)	(16,942)	(1,960)	(5,698)
Recognition of net deferred tax liabilities upon C-corporation conversion	—	—	—	(321,054)
Income from noncontrolling interest	(268)	(275)	(268)	(3,764)
Loss on discontinued operations, net of tax	—	—	—	(503)

Net income (loss) Attributable to La Quinta Holdings’ stockholders	5,295	25,138	1,479	(345,921)

Interest expense	45,033	47,657	45,033	72,800
Income tax provision	3,708	16,942	1,960	5,698
Recognition of net deferred tax liabilities upon C-corporation conversion	—	—	—	321,054
Depreciation and amortization	88,350	86,968	88,350	85,359
Non-controlling interest	268	275	268	3,764

EBITDA	142,654	176,980	137,090	142,754

Fixed asset impairment loss	42,498	5,157	42,498	5,308
Loss on sale	4,003	—	4,003	377
Loss on retirement of assets	161	—	161	—
(Gain) loss related to casualty disasters	671	(990)	671	(998)
Loss on extinguishment of debt, net	—	—	—	2,030
Equity based compensation	7,580	4,829	13,144	31,103
Other (gains) losses, net	4,273	646	4,273	388

Adjusted EBITDA	$201,840	$186,622	$201,840	$180,962

PRO FORMA AND HISTORICAL SEGMENT REVENUES AND ADJUSTED EBITDA RECONCILIATION

(unaudited, in thousands)

	Three months ended June 30, 2015			Three months ended June 30, 2014
	Historical	Adjustments	Pro Forma	Historical	Adjustments (1)	Pro Forma
Revenues:
Owned hotels	$242,443	$—	$242,443	$231,596	$544	$232,140
Franchise and management	30,144	—	30,144	26,658	1,675	28,333

Segment revenues	272,587	—	272,587	258,254	2,219	260,473
Other fee-based revenues from franchise and managed properties	6,234	—	6,234	5,668	(40)	5,628
Corporate and other	33,696	—	33,696	31,201	629	31,830
Intersegment elimination	(38,629)	—	(38,629)	(34,834)	(1,290)	(36,124)

Total revenues	$273,888	$—	$273,888	$260,289	$1,518	$261,807

Adjusted EBITDA:
Owned hotels	$90,636	$—	$90,636	$85,815	$(1,779)	$84,036
Franchise and management	30,144	—	30,144	26,658	1,675	28,333

Segment Adjusted EBITDA	120,780	—	120,780	112,473	(104)	112,369
Corporate and other	(8,944)	—	(8,944)	(6,962)	629	(6,333)

Total Adjusted EBITDA	$111,836	$—	$111,836	$105,511	$525	$106,036

(1)	Adjustments include (i) reflection of the results of operations of the 14 previously managed hotels which were acquired in connection with the IPO as if the acquisition had occurred on January 1, 2014; and (ii) reflection of franchise and management fees that we charge our owned hotels as if the rates put in place pursuant to new agreements dated April 14, 2014 had been in effect beginning on January 1, 2014. On a historical basis, prior to April 14, 2014, we charged aggregate fees of 2.0% (0.33% license fees for trademark rights and 1.67% management fee for management services) to our owned hotels. Effective April 14, 2014, we terminated the existing franchise and management agreements with our owned hotels and entered into new agreements, which provide for a franchise fee of 4.5% of gross room revenues and a management fee of 2.5% of total hotel revenues, which are reflected as revenue in the franchise and management segment. The agreements we entered into with our owned hotels upon effectiveness of the IPO also includes a reservations fee of 2.0% of gross room revenues, which is reflected as revenue in corporate and other after April 14, 2014.

PRO FORMA AND HISTORICAL SEGMENT REVENUES AND ADJUSTED EBITDA RECONCILIATION

(unaudited, in thousands)

	Six months ended June 30, 2015			Six months ended June 30, 2014
	Historical	Adjustments	Pro Forma	Historical	Adjustments(1)	Pro Forma
Revenues:
Owned hotels	$465,893	$—	$465,893	$426,298	$10,929	$437,227
Franchise and management	55,897	—	55,897	39,923	11,729	51,652

Segment revenues	521,790	—	521,790	466,221	22,658	488,879
Other fee-based revenues from franchise and managed properties	11,292	—	11,292	10,353	(321)	10,032
Corporate and other	63,105	—	63,105	54,028	4,633	58,661
Intersegment elimination	(74,193)	—	(74,193)	(53,004)	(15,050)	(68,054)

Total revenues	$521,994	$—	$521,994	$477,598	$11,920	$489,518

Adjusted EBITDA:
Owned hotels	$166,824	$—	$166,824	$161,275	$(10,702)	$150,573
Franchise and management	55,897	—	55,897	39,923	11,729	51,652

Segment Adjusted EBITDA	222,721	—	222,721	201,198	1,027	202,225
Corporate and other	(20,881)	—	(20,881)	(20,236)	4,633	(15,603)

Total Adjusted EBITDA	$201,840	$—	$201,840	$180,962	$5,660	$186,622

(1)	Adjustments include (i) reflection of the results of operations of the 14 previously managed hotels which were acquired in connection with the IPO as if the acquisition had occurred on January 1, 2014; and (ii) reflection of franchise and management fees that we charge our owned hotels as if the rates put in place pursuant to new agreements dated April 14, 2014 had been in effect beginning on January 1, 2014. On a historical basis, prior to April 14, 2014 we charged aggregate fees of 2.0% (0.33% license fees for trademark rights and 1.67% management fee for management services) to our owned hotels. Effective April 14, 2014, we terminated the existing franchise and management agreements with our owned hotels and entered into new agreements, which provide for a franchise fee of 4.5% of gross room revenues and a management fee of 2.5% of total hotel revenues, which are reflected as revenue in the franchise and management segment. The agreements we entered into with our owned hotels upon effectiveness of the IPO also includes a reservations fee of 2.0% of gross room revenues, which is reflected as revenue in corporate and other after April 14, 2014.

ADJUSTED NET INCOME AND

PRO FORMA AND ADJUSTED EARNINGS PER SHARE

NON-GAAP RECONCILIATION

(unaudited, in thousands, except per share data)

	Three months ended June 30, 2015		Three months ended June 30, 2014
	Net Income	Basic and Diluted Earnings Per Share	Net Income (loss)	Basic and Diluted Earnings Per Share
Net Loss Attributable to La Quinta Holdings’ stockholders	$(4,663)	$(0.04)	$(338,578)	$(2.67)
Pro Forma Adjustments(1)	702	0.01	356,039	2.81

Pro Forma Net Income (Loss) Attributable to La Quinta Holdings’ stockholders	$(3,961)	$(0.03)	$17,461	$0.14
Secondary offering expenses, net of tax (2)	277	—	—	—
Impairment loss, net of tax	25,499	0.20	3,094	0.02
Loss on sale, net of tax	2,402	0.02	—	—

Pro Forma Adjusted Net Income Attributable to La Quinta Holdings’ stockholders	$24,217	$0.19	$20,555	$0.16
Weighted average common shares outstanding, basic		129,544		126,832
Weighted average common shares outstanding, diluted		130,680		127,710

(1)	Refer to Pro Forma Financial Information and Net Income Reconciliation on page 9
(2)	Expense was recognized in general and administrative expenses during the three months ended June 30, 2015 related to costs incurred in connection with a secondary equity offering by certain selling stockholders

	Six months ended June 30, 2015		Six months ended June 30, 2014
	Net Income	Basic and Diluted Earnings Per Share	Net Income (loss)	Basic and Diluted Earnings Per Share
Net Income (Loss) Attributable to La Quinta Holdings’ stockholders(3)	$1,479	$0.01	$(345,921)	$(2.78)
Pro Forma Adjustments(4)	3,816	0.03	370,556	2.98
Loss from discontinued operations, net of tax	—	—	503	—

Pro Forma Net Income Attributable to La Quinta Holdings’ stockholders	$5,295	$0.04	$25,138	$0.20
Secondary offering expenses, net of tax (5)	827	0.01	—	—
Impairment loss, net of tax	25,499	0.20	3,094	0.02
Loss on sale, net of tax	2,402	0.02	—	—

Pro Forma Adjusted Net Income Attributable to La Quinta Holdings’ stockholders	$34,023	$0.27	$28,232	$0.22
Weighted average common shares outstanding, basic		128,971		124,427
Weighted average common shares outstanding, diluted		130,310		124,739

(3)	Includes the impact of the Company’s discontinued operations on a historical basis for the periods presented.
(4)	Refer to Pro Forma Financial Information and Net Income Reconciliation on page 10.
(5)	Expense was recognized in general and administrative expenses during the three months ended June 30, 2015 related to costs incurred in connection with the secondary equity offering by certain selling stockholders.

PRO FORMA ADJUSTED EBITDA NON-GAAP RECONCILIATION

OUTLOOK: FORECASTED 2015

(unaudited, in thousands)

	Year Ended December 31, 2015
	Low Case	High Case
Adjusted Pro Forma Net Income attributable to La Quinta Holdings’ stockholders (1)	$72,000	$75,600
Interest expense (2)	87,000	87,000
Income tax provision	48,000	50,400
Depreciation and amortization	176,200	176,200
Non-controlling interest	500	500

EBITDA	383,700	389,700
Share based compensation expense (3)	14,300	14,300

Adjusted EBITDA	$398,000	$404,000

(1)	This table provides a reconciliation of forward-looking forecasted Adjusted EBITDA to net income attributable to La Quinta Holdings’ stockholders before adjustments that excluded the impact of certain items that are not expected to have an ongoing effect on our operations and for a certain portion of our equity based compensation which reflects the exchange of ownership units that were outstanding under our long-term cash incentive plan at the time of our IPO for shares of La Quinta Holdings Inc. common stock, 100% of which vested within one year of the IPO.
(2)	Includes interest expense for $1.7 billion of outstanding indebtedness with a weighted average interest rate of approximately 4.5%, including the impact of an interest rate swap, commitment fees for the undrawn balance of our revolving credit facility, and amortization of deferred financing costs.
(3)	Reflects share based compensation expense other than compensation expense related to exchange of ownership units that were outstanding under our long-term cash incentive plan at the time of our IPO for shares of La Quinta Holdings Inc. common stock.

LA QUINTA HOLDINGS INC.

DEFINED TERMS

“EBITDA” and “Adjusted EBITDA.” Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is a commonly used measure in many industries. We adjust EBITDA when evaluating our performance because we believe that the adjustment for certain items, such as restructuring and acquisition transaction expenses, impairment charges related to long-lived assets, non-cash equity-based compensation, discontinued operations, and other items not indicative of ongoing operating performance, including other items relating to the IPO Transactions, provides useful supplemental information to management and investors regarding our ongoing operating performance. We believe that EBITDA and Adjusted EBITDA provide useful information to investors about us and our financial condition and results of operations for the following reasons: (i) EBITDA and Adjusted EBITDA are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions; and (ii) EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors, lenders and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry.

EBITDA and Adjusted EBITDA are not recognized terms under GAAP, have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss), cash flow or other methods of analyzing our results as reported under GAAP. Some of these limitations are:

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•	EBITDA and Adjusted EBITDA do not reflect our interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness;

•	EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes;

•	EBITDA and Adjusted EBITDA do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;

•	EBITDA and Adjusted EBITDA do not reflect the impact on earnings or changes resulting from matters that we consider not to be indicative of our future operations;

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements; and

•	other companies in our industry may calculate EBITDA and Adjusted EBITDA differently, limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us to reinvest in the growth of our business or as measures of cash that will be available to us to meet our obligations.

“Pro Forma Adjusted Net Income” and “Pro Forma Adjusted Earnings Per Share” are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss), earnings per share, or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company’s definitions of Pro Forma Adjusted Net Income and Pro Forma Adjusted Earnings Per Share may not be comparable to similarly titled measures of other companies.

Pro Forma Adjusted Net Income and Pro Forma Adjusted Earnings Per Share are included to assist investors in performing meaningful comparisons of past, present and future operating results and as a means of highlighting the results of the Company’s ongoing operations in a comparable format.

“ADR” or “average daily rate” means hotel room revenues divided by total number of rooms sold in a given period.

“comparable hotels” means hotels that: (i) were active and operating in our system for at least one full calendar year as of the end of the applicable period and were active and operating as of January 1st of the previous year; and (ii) have not sustained substantial property damage or business interruption or for which comparable results are not available. Management uses comparable hotels as the basis upon which to evaluate ADR, occupancy, RevPAR and RevPAR Index on a system-wide basis and for each of our reportable segments.

“occupancy” means the total number of rooms sold in a given period divided by the total number of rooms available at a hotel or group of hotels.

“RevPAR” or “revenue per available room” means the product of the ADR charged and the average daily occupancy achieved.

“RevPAR Index” measures a hotel’s fair market share of its competitive set’s revenue per available room.

“system-wide” refers collectively to our owned, franchised and managed hotel portfolios.